UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2023

The Williams Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Williams Center
Tulsa, Oklahoma	74172-0172
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 573-2000

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	WMB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into Material Definitive Agreement.

On March 2, 2023, The Williams Companies, Inc. (the “Company”) completed a registered offering (the “Offering”) of $750 million aggregate principal amount of its 5.400% Senior Notes due 2026 (the “2026 Notes”) and $750 million aggregate principal amount of its 5.650% Senior Notes due 2033 (the “2033 Notes” and, together with the 2026 Notes, the “Notes”). The Offering has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-3 (Registration No. 333-253451) of the Company (the “Registration Statement”) and the prospectus supplement dated February 27, 2023 and filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act on March 1, 2023 (the “Prospectus Supplement”).

The Notes were issued pursuant to an Indenture (the “Base Indenture”), dated as of December 18, 2012, between the Company and The Bank of New York Mellon Trust Company, N.A. as trustee (the “Trustee”), as supplemented by the Seventh Supplemental Indenture (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), dated as of March 2, 2023, between the Company and the Trustee. Each of the 2026 Notes and the 2033 Notes are represented by a global security, the applicable form of which is included as an exhibit to the Supplemental Indenture.

The 2026 Notes will pay interest semi-annually in cash in arrears on March 2 and September 2 of each year, beginning on September 2, 2023. The 2033 Notes will pay interest semi-annually in cash in arrears on March 15 and September 15 of each year, beginning on September 15, 2023. The Notes are the Company’s senior unsecured obligations and will rank equally in right of payment with all of its other senior indebtedness and senior to all of its future indebtedness that is expressly subordinated in right of payment to the Notes.

The Indenture contains covenants that, among other things, restrict the Company’s ability to incur liens on assets to secure certain debt and merge, consolidate or sell, assign, transfer, lease convey or otherwise dispose of all or substantially all of its assets, subject to certain qualifications and exceptions. The Indenture includes customary events of default, including payment defaults and certain events of bankruptcy, insolvency or reorganization.

The Company may redeem some or all of the Notes at any time or from time to time prior to the maturity date, in the case of the 2026 Notes, and December 15, 2032, in the case of the 2033 Notes, at a specified “make-whole” premium described in the Indenture. The Company also has the option at any time or from time to time on or after December 15, 2032 to redeem the 2033 Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to the redemption date, as more fully described in the Indenture. A copy of the Base Indenture was previously filed, and a copy of the Supplemental Indenture is filed as Exhibit 4.1 to this report. The description of the terms of the Base Indenture and the Supplemental Indenture in this Item 1.01 are qualified in their entirety by reference to such exhibits.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Seventh Supplemental Indenture, dated as of March 2, 2023, between The Williams Companies, Inc. and The Bank of New York Mellon Trust Company, N.A. as trustee.

104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILLIAMS COMPANIES, INC.

Dated: March 2, 2023	By:	/s/ Robert E. Riley, Jr.
Robert E. Riley, Jr.
Corporate Secretary